Exhibit 32.1

CERTIFICATE PURSUANT TO 18 U.S.C. SECTION 1350, SECTION 906 OF THE SARBANES-OXLEY
ACT OF 2002

In connection with the Quarterly Report of Avenue Entertainment Group, Inc. (the “Company”) on Form 10-QSB for the three months ended March 31, 2007 as filed with the Securities and Exchange Commission (the “Report”), we, Michael D. Feldman, Chairman and Chief Executive Officer, and Jerome I. Feldman, Vice Chairman, Chief Financial Officer and Treasurer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 28, 2008

/s/ Michael D. Feldman
Michael D. Feldman Chairman, Chief Executive Officer
/s/ Jerome I. Feldman
Jerome I. Feldman Vice Chairman, Chief Financial Officer, Treasurer